EXHIBIT 10.29

DNP FINANCIAL, LLC

INDEPENDENT CON'TRACTOR'S AGREEMENT
AMENDMENT #2

WHEREAS, Company and DNP Financial Strategies entered into that certain INDEPENDENT CONTRACTOR'S AGREEMENT effective April 23, 2010 (the "Agreement"), as Amended effective February 1, 2011, and as assigned to DNP Financial, LLC effective September 29, 2011,

WHEREAS, the scope and complexity of the Company's operations have increased extensively since the Agreement was previously Amended, and

WHEREAS, Company wishes to retain the ongoing services of Advisor,

NOW, THEREFORE, the parties mutually agree to amend the Independent Contractor's Agreement, as amended, as follows:

Section 2 of Amendment 1 to the Agreement effective February 1, 2011, is hereby further amended to provide an increase in compensation to Advisor to $25,000 per month, plus an annual award of not less than 200,000 common shares, options, or a combination thereof at the discretion of Advisor, on each anniversary date of the original INDEPENDANT CONTRACTORS AGREEMENT made effective April 23, 2010. This modification is effective February 1, 2013.

All other terms, conditions, rights, and responsibilities contained in the Independent Contractor's Agreement effective April 23, 2010, as amended and assigned, remain unchanged.

DNP Financial, LLC                                       Calpian, Inc.

By: /s/ David N. Pilotte                           By: /s/ Harold H. Montgomery

David N. Pilotte, Principal                       Harold H. Montgomery

                                                                 Effective Date January 25, 2013